UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2025

MannKind Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50865	13-3607736
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Casper Street

Danbury, Connecticut 06810

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (818) 661-5000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MNKD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On August 24, 2025, MannKind Corporation, a Delaware corporation (“Parent”), Seacoast Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Purchaser”), and scPharmaceuticals Inc., a Delaware corporation (the “Target”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Parent, through Purchaser, will commence a tender offer (the “Offer”) to acquire all of the outstanding shares of the Target’s common stock, par value $0.0001 per share (the “Target Shares”), at a price per share of (i) $5.35 in cash (the “Cash Amount”), without interest, subject to any applicable withholding taxes and (ii) one non-tradeable contingent value right (a “CVR” and each CVR together with the Cash Amount, the “Offer Price”), which represents the right to receive certain milestone payments of up to an aggregate of $1.00 in cash. If successful, upon the terms and conditions set forth in the Merger Agreement, the Offer will be followed by a merger of Purchaser with and into Target, with Target continuing as the surviving corporation and as a direct wholly owned subsidiary of Parent.

The obligation of Purchaser to accept for payment and pay for any Target Shares validly tendered (and not withdrawn) pursuant to the Offer (the time of such acceptance for payment, the “Acceptance Time”) is subject to several conditions, including (i) there will have been validly tendered (not including any Target Shares tendered pursuant to guaranteed delivery procedures that have not yet been “received,” as such term is defined in Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), by the depositary for the Offer pursuant to such procedures) and not validly withdrawn Target Shares that, considered together with all other Target Shares (if any) beneficially owned by Parent and its subsidiaries, represent one more Target Share than 50% of the total number of Target Shares outstanding at the time of the expiration of the Offer; (ii) subject to certain materiality exceptions, the truth and accuracy of the representations and warranties of the Target contained in the Merger Agreement; (iii) compliance with, or performance in all material respects of, all of the covenants and agreements that the Target is required to comply with or perform at or prior to the Acceptance Time; (iv) the absence of a material adverse effect on the Target that is continuing as of the Acceptance Time; (v) the termination or expiration of any applicable waiting period (and extensions thereof) relating to the Offer under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; and (vi) certain other customary conditions. The Offer is not subject to any financing condition.

Parent and Purchaser are obligated to commence the Offer within ten business days from the date of the Merger Agreement and to keep the Offer open for twenty business days following the commencement of the Offer (determined as set forth in Rule 14d-1(g)(3) and Rule 14e-1(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), subject to possible extension under the terms of the Merger Agreement. Following the completion of the Offer and subject to the satisfaction or waiver of certain customary conditions as set forth in the Merger Agreement, Purchaser will merge with and into the Target, with the Target surviving as a direct wholly owned subsidiary of Parent (the “Merger”).

At the effective time of the Merger (the “Effective Time”), each Target Share (other than any Target Shares (i) owned by Parent, Purchaser or the Target or by any of their respective subsidiaries (or held in the Target’s treasury) and (ii) as to which the holder is entitled to appraisal rights under the DGCL and has properly exercised and perfected such holder’s demand for appraisal and, as of the Effective Time, has not effectively withdrawn or lost such holder’s rights to such appraisal and payment under the DGCL) issued and outstanding immediately prior to the Effective Time, will be converted into the right to receive the Offer Price (the “Merger Consideration”), without interest, subject to any applicable withholding taxes.

Effective immediately prior to the Effective Time, each option to purchase Target Shares (a “Target Option”) that is outstanding and unexercised as of immediately prior to the Effective Time and that is not an Out of the Money Target Option (as defined below), whether or not then vested or exercisable, will be cancelled and converted into the right to receive (i) an amount in cash, without interest and subject to any applicable withholding taxes, equal to (A) the total number of Target Shares subject to such Target Option immediately prior to such cancellation multiplied by (B) the excess, if any, of (x) the Cash Amount over (y) the exercise price payable per Target Share underlying such

Target Option, and (ii) one CVR in respect of each Target Share subject to such Target Option. Each Target Option that has an exercise price per Target Share that is equal to or greater than the Cash Amount (an “Out of the Money Target Option”) will be cancelled and no holder thereof will be entitled to any payment with respect to such Target Option before or after the Effective Time.

Effective immediately prior to the Effective Time, each restricted stock unit award with respect to Target Shares (a “Target RSU Award”) that is outstanding as of immediately prior to the Effective Time, whether or not then vested, will fully vest and be cancelled and converted into the right to receive (i) an amount in cash, without interest and subject to any applicable withholding taxes, equal to (A) the number of Target Shares subject to such Target RSU Award immediately prior to such cancellation multiplied by (B) the Cash Amount, and (ii) one CVR in respect of each Target Share subject to such Target RSU Award.

Effective as of immediately prior to the Effective Time, each warrant to purchase Target Shares (a “Target Warrant”) that is outstanding and unexercised immediately prior thereto, whether vested or unvested, will be treated in accordance with the terms and conditions specified in the applicable Target Warrant and subject to deduction for any applicable withholding taxes.

As soon as practicable after the date of the Merger Agreement, the Target board of directors will take all actions with respect to the Target’s 2017 Employee Stock Purchase Plan (the “Target ESPP”) that are necessary to provide that (i) each offering period that is in effect as of the date of the Merger Agreement and any Options (as defined in the Target ESPP) thereunder, will terminate as of the date of the Merger Agreement and all amounts contributed thereto under such offering period will be refunded to the applicable participants, (ii) no additional offering periods will commence under the Target ESPP after the date of the Merger Agreement and (iii) subject to the consummation of the Merger, the Target ESPP will terminate, effective immediately prior to the Effective Time.

Parent, Purchaser and the Target have made customary representations, warranties and covenants in the Merger Agreement, including agreeing to use reasonable best efforts to take all actions, file all documents, and cooperate in doing all things necessary, proper or advisable under applicable antitrust laws to consummate and make effective the Offer and the Merger as promptly as practicable. Parent has agreed to use its reasonable best efforts to take all actions and do all things necessary to arrange, consummate and obtain the proceeds of the debt financing intended to be incurred pursuant to the Loan Agreement Amendment (as defined below) on the terms and conditions not less favorable than those set forth in the Loan Agreement Amendment on or prior to the date of the consummation of the Merger. The Target has agreed to, and to cause its subsidiary to, among other things, (i) conduct its operations in all material respects in the ordinary course of business consistent with past practice (subject to certain exceptions), including not taking certain specified actions prior to the consummation of the Merger, and (ii) use commercially reasonable efforts to (a) preserve intact its business organization, (b) keep available the services of its current officers and key employees, and (c) preserve its current significant business relationships.

The Target has also agreed that it will not, will cause its subsidiary and its and their respective directors, officers and employees not to, and is obligated to use reasonable best efforts to cause their respective other representatives, not to, among other things, directly or indirectly, (i) initiate, solicit, knowingly encourage or knowingly facilitate the submission of any proposal or offer that constitutes, or could reasonably be expected to lead to, an alternative acquisition proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any other person any non-public information with respect to or in connection with or for the purpose of soliciting, knowingly encouraging or knowingly facilitating, any proposal or offer that constitutes, or could reasonably be expected to lead to, an alternative acquisition proposal; (iii) adopt, approve, recommend, submit to its stockholders or declare advisable any alternative acquisition proposal, (iv) enter into any letter of intent, acquisition agreement, agreement in principle or similar agreement with respect to any proposal or offer that constitutes, or could reasonably be expected to lead to, an alternative acquisition proposal (other than an acceptable confidentiality agreement entered into in compliance with the Merger Agreement), (v) release or permit the release of any person from, or waive or permit the waiver of any provision of, or fail to use reasonable best efforts to enforce or cause to be enforced, any standstill or similar agreement to which the Company is a party, unless the Target board of directors determines in good faith, after consultation with financial advisors and outside legal counsel, that the failure to do so is inconsistent with the fiduciary duties of the Target board of directors to the Target stockholders under applicable law, or (vi) take any action or exempt any person from the restriction on “business combinations” or any similar provision contained in applicable takeover laws or the Target’s organizational or other governing documents or grant a waiver under

Section 203 of the DGCL. In addition, the Target has agreed to, and to cause its subsidiary and their respective representatives to, immediately cease and cause to be terminated all existing discussions or negotiations with any person conducted prior to the date of the Merger Agreement with respect to any proposal or offer that constitutes, or could reasonably be expected to lead to, an alternative acquisition proposal.

The Target board of directors is not permitted, among other things, to withhold, withdraw, modify or qualify, or publicly propose to withhold, withdraw or modify, in any manner adverse to Parent, its recommendation that the Target stockholders accept the Offer and tender their Target Shares to Purchaser pursuant to the Offer. However, subject to the satisfaction of certain conditions, including a match right for Parent, the Target and its board of directors, as applicable, are permitted to take certain actions, as more fully described in the Merger Agreement, which may include changing the Target board of directors’ recommendation or terminating the Merger Agreement to enter into an alternative acquisition agreement in response to a bona fide written alternative acquisition proposal that has not been withdrawn, if the Target board of directors determines in good faith, after consultation with the Target’s financial advisors and outside legal counsel, that such alternative acquisition proposal constitutes a superior proposal and that the failure to change the Target board of directors’ recommendation or terminate the Merger Agreement to enter into such alternative acquisition agreement is inconsistent with its fiduciary duties under applicable law. In addition, the Target board of directors is permitted to change its recommendation for certain intervening events not related to, among others, the receipt of an unsolicited proposal or any regulatory or clinical development relating to any product or product candidates of the Target, its subsidiary or their respective competitors, subject to the satisfaction of certain conditions, including a match right for Parent, if the Target board of directors determines in good faith, after consultation with outside counsel, that the failure to take such action is inconsistent with its fiduciary duties to Target stockholders under applicable law.

The Merger Agreement includes customary termination provisions for both the Target and Parent and provides that, in connection with the termination of the Merger Agreement under specified circumstances, including termination by the Target under specified circumstances to accept a superior proposal and enter into an alternative acquisition agreement providing for the consummation of the transaction contemplated thereby, the Target will be required to pay to Parent a termination fee of $9.48 million. In addition, either the Target or Parent may terminate the Merger Agreement if the Offer has not been consummated by December 23, 2025, subject to extension under certain circumstances.

The Merger Agreement has been unanimously approved by the board of directors of each of Parent, Purchaser and the Target. The board of directors of the Target unanimously recommends that Target stockholders accept the Offer and tender their Target Shares to Purchaser pursuant to the Offer.

The foregoing description of the Offer, the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The reference to the Merger Agreement and its filing as an exhibit to this report are not intended to modify or supplement any factual disclosures about the Target, Parent or Purchaser in any public reports filed with the U.S. Securities and Exchange Commission (“SEC”) by the Target or Parent. The Merger Agreement contains representations, warranties, covenants and agreements, which were made only for purposes of such agreement and as of specified dates. The representations and warranties in the Merger Agreement reflect negotiations between the parties to the Merger Agreement and are not intended as statements of fact to be relied upon by Parent’s or Target’s stockholders. In particular, the representations, warranties, covenants and agreements in the Merger Agreement may be subject to limitations agreed by the parties, including having been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, and having been made for purposes of allocating risk among the parties rather than establishing matters of fact. In addition, the parties may apply standards of materiality in a way that is different from what may be viewed as material by investors. As such, the representations and warranties in the Merger Agreement may not describe the actual state of affairs as of the date they were made or at any other time and you should not rely on them as statements of fact. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, and unless required by applicable law, neither Parent nor the Target undertakes any obligation to update such information.

Tender and Support Agreement

On August 24, 2025, in connection with the Offer, John H. Tucker, the Target’s President and Chief Executive Officer, and entities affiliated with OrbiMed Advisors LLC (together, the “Principal Stockholders”), entered into Tender and Support Agreements with Parent and Purchaser (the “Support Agreements”). Under the terms of the Support Agreements, the Principal Stockholders have agreed, among other things, to tender their Target Shares in the Offer and vote their Target Shares in support of the transactions contemplated by the Merger Agreement, as applicable. As of August 24, 2025, the Principal Stockholders owned an aggregate of approximately 11.5% of the outstanding Target Shares. The Support Agreements will terminate upon the earliest of (i) the termination of the Merger Agreement, (ii) the Effective Time, (iii) the date and time the Merger Agreement is amended or modified in any manner adverse in any material respect to the Principal Stockholders (including any reduction in or change to the form of the Merger Consideration, other than substituting cash in lieu of one or both Milestone Payments (as defined below) underlying the CVR) without the prior written consent of the Principal Stockholders, (iv) the termination or withdrawal of the Offer by Parent or Purchaser and (v) the expiration of the Offer without Purchaser having accepted for payment the Target Shares tendered in the Offer.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Support Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Contingent Value Rights Agreement

Pursuant to the Merger Agreement, at or prior to the Acceptance Time, Parent and a rights agent mutually agreeable to Parent and the Target (the “Rights Agent”) will enter into a Contingent Value Rights Agreement (the “CVR Agreement”) governing the terms of the CVRs issued pursuant to the Offer and the Merger. The Rights Agent will maintain an up-to-date register of the holders of CVRs (the “Holders”). Holders will not be permitted to transfer the CVRs (subject to certain limited exceptions as set forth in the CVR Agreement).

Each CVR represents the right to receive the following contingent cash payments, without interest, subject to any applicable withholding taxes (each, a “Milestone Payment”), conditioned upon the achievement of the following milestone conditions within the following specified time periods:

(i)

upon the first achievement by Parent, its assignees or their respective affiliates or certain sublicensees of any of the foregoing of U.S. Food and Drug Administration (“FDA”) approval of a drug-device combination product comprising SCP-111 delivered either in an autoinjector or the West Pharmaceuticals-developed Self-Dose injection delivery system (such product, an “Injection Product” and, such milestone, “Milestone 1”), (a) $0.75 per CVR if Milestone 1 is achieved by September 30, 2026, (b) $0.50 per CVR if Milestone 1 is achieved by December 31, 2026 and (c) $0.25 per CVR if Milestone 1 is achieved by June 30, 2027 (the “Milestone 1 Outside Date”); and

(ii)

upon the achievement in any trailing consecutive 12-month period ending prior to and including December 31, 2026 (the “Milestone 2 Outside Date”) of at least $110.0 million of worldwide net sales of all Injection Products and FUROSCIX Infusors (collectively, the “Products”) in such 12-month period (“Milestone 2” and, together with Milestone 1, the “Milestones”), (a) $0.25 per CVR upon the achievement of $120.0 million of worldwide net sales in any trailing consecutive 12-month period prior to December 31, 2026 and (b) between $0.10 and $0.25 per CVR if, as of December 31, 2026, the highest worldwide net sales in any trailing 12-month period were between $110.0 million and $120.0 million, which payment will be calculated on a straight-line basis such that the payment per CVR increases proportionally as worldwide net sales increase from $110.0 million to $120.0 million.

With respect to each Milestone, until the earlier of the date on which such Milestone has been achieved and the Milestone 1 Outside Date or Milestone 2 Outside Date, as applicable, Parent (directly or through its assignees or their respective affiliates or certain sublicensees of any of the foregoing) is obligated to use certain specified commercially reasonable efforts to achieve such Milestone. There can be no assurance that either Milestone 1 or Milestone 2 will be achieved on or before the Milestone 1 Outside Date or Milestone 2 Outside Date, respectively, or that any Milestone Payments will be made.

The foregoing description of the form of CVR Agreement is not complete and is qualified in its entirety by reference to the form of CVR Agreement, a copy of which is included as Annex III to the Merger Agreement filed as Exhibit 2.1 to this report and incorporated by reference herein.

Amendment to Loan Agreement

In connection with the execution of the Merger Agreement, on August 24, 2025, Parent entered into Amendment No. 1 to Loan Agreement and Security Agreement (the “Loan Agreement Amendment”) with Blackstone Alternative Credit Advisors LP, as Blackstone Representative (in such capacity, “Blackstone”), the lenders party thereto (the “Lenders”), the subsidiary guarantors party thereto, and Wilmington Trust, National Association, as administrative agent and collateral agent for the lenders (in such capacity, the “Agent”), which amended that certain Loan Agreement (the “Original Loan Agreement”, and the Original Loan Agreement as amended by the Loan Agreement Amendment, the “Loan Agreement”), dated August 6, 2025, among Parent, Blackstone, the lenders party thereto from time to time, the subsidiary guarantors party thereto from time to time, and Agent. Pursuant to Amendment No. 1, among other things, the Lenders agreed to provide an additional $175.0 million incremental delayed draw term loan solely to finance a portion of the fees, premiums, expenses and other transaction costs incurred in connection with the transactions contemplated by the Merger Agreement (the “Transaction Funding”), subject to certain customary draw down conditions as set forth in Amendment No. 1. In addition, pursuant to Amendment No. 1, the Lenders agreed to limit the conditions precedent to Parent’s borrowing of up to $75.0 million of delayed draw term loans (out of the aggregate $125.0 million in delayed draw term loan commitments available under the Original Loan Agreement) to certain customary draw down conditions as set forth in Amendment No. 1 to the extent such loans are used solely for the Transaction Funding. As a condition to providing the Transaction Funding, upon the closing of the Merger, Parent will be obligated to repay and extinguish all outstanding indebtedness of Target under its credit facility with Perceptive Credit Holdings IV, LP (“Perceptive”) and buy-out Perceptive’s rights to receive revenue payments pursuant to its revenue purchase and sale agreement with Target, which is estimated to equal an aggregate repayment and buyout amount of $81.0 million, assuming the closing occurs on September 30, 2025.

The foregoing description of Amendment No. 1 does not purport to be complete and is qualified in its entirety by reference to Amendment No. 1, a copy of which is attached hereto as Exhibit 10.2.

Item 7.01 Regulation FD Disclosure.

On August 25, 2025, Parent and the Target issued a joint press release in connection with the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

On August 25, 2025, Parent made available an investor presentation containing details of the proposed transaction and its potential impact on Parent. A copy of the investor presentation is attached hereto as Exhibit 99.2.

This information and Exhibits 99.1 and 99.2 are being furnished pursuant to Item 7.01 of this report and shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section and will not be incorporated by reference into any registration statement filed by Parent under the Securities Act of 1933, as amended, unless specifically identified as being incorporated therein by reference. This report will not be deemed an admission as to the materiality of any information in this Item 7.01 or Exhibits 99.1 and 99.2.

Forward-Looking Statements

This report contains forward-looking statements. Forward-looking statements are generally identified by the words “expects”, “anticipates”, “believes”, “intends”, “estimates”, “plans”, “will”, “goal” and similar expressions. These forward-looking statements include, without limitation, statements related to the proposed Offer, Merger and related transactions contemplated by the Merger Agreement and the CVR Agreement and the expected timing thereof; the expected benefits from the acquisition of FUROSCIX, including diversifying and accelerating double-digit revenue growth goals over the next decade, Parent emerging as a patient-centric leader in cardiometabolic and lung diseases, strengthening Parent’s organization and revenue base and the potential synergies; the belief that the acquisition will accelerate access to important therapies and create meaningful value for patients, providers, and stockholders; the estimated aggregate repayment and buyout amount to repay and extinguish all outstanding indebtedness of Target under its credit facility with Perceptive and buy-out Perceptive’s rights to receive revenue payments pursuant to its revenue purchase and sale agreement upon the closing of the transaction; Parent’s strategy to expand into cardiorenal medicine; Parent’s anticipated product launches and indication expansions and the expected benefits therefrom; the development plan for FUROSCIX, including the timing for an supplemental New Drug Application submission of the FUROSCIX autoinjector in the third quarter 2025; the potential benefits and market opportunity for FUROSCIX; Parent’s potential to expand market reach in the U.S. and globally; the upcoming data readouts for Parent’s TETON 1 and 2 studies of Tyvaso in idiopathic pulmonary fibrosis; Parent’s ability to effectively support the recent chronic kidney disease approval of FUROSCIX and accelerate its market opportunity; Parent’s expectation to continue FUROSCIX’s ongoing success in heart failure through the Target’s team; Parent’s late-stage pipeline including MNKD-101 and MNKD-201 and the ongoing and planned clinical trials and regulatory filings and timing thereof; the potential benefits of Parent’s signature technologies; the estimated revenue opportunity for MannKind’s products and product candidates; and other statements that are not historical facts. These forward-looking statements are based on Parent’s and Target’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to Parent’s ability to complete the transactions on the proposed terms and schedule, or at all; whether the various conditions to the consummation of the transactions under the Merger Agreement will be satisfied or waived; whether stockholders of Target tender sufficient Target Shares in the Offer; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; risks related to Parent’s ability to meet the conditions to draw down the funding from the Loan Agreement to be used for the Transaction Funding; the outcome of legal proceedings that may be instituted against Parent, Target and/or others relating to the transactions and the risk that such legal proceedings may result in significant costs of defense, indemnification and liability; the failure (or delay) to receive the required regulatory approvals relating to the transaction; the possibility that competing offers will be made; disruption from the proposed transactions, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; the risk that Parent will not be able to retain the employees of Target following the closing of the transaction given the at-will nature of their employment; risks associated with acquisitions, such as the risk that the businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the transaction will not occur; risks associated with developing product candidates; risks and uncertainties related to unforeseen delays that may impact the timing of clinical trials and reporting data; risks related to future opportunities and plans for Target and its products and product candidates, including uncertainty of the expected financial performance of Target and its products and product candidates and the possibility that the Milestone Payments related to the CVRs will never be achieved and that no Milestone Payment may be made; the possibility that if Target does not achieve the perceived benefits of the proposed transaction as rapidly or to the extent anticipated by financial analysts or investors, the market price of Parent’s shares could decline; as well as other risks related to Parent’s and Target’s businesses detailed from time-to-time under the caption “Risk Factors” and elsewhere in Parent’s and Target’s respective SEC filings and reports, including their respective Annual Reports on Form 10-K for the year ended December 31, 2024 and subsequent quarterly and current reports filed with the SEC. Parent and Target undertake no duty or obligation to update any forward-looking statements contained in this report as a result of new information, future events or changes in their expectations, except as required by law.

Additional Information and Where to Find It

The Offer has not yet commenced, and this report is neither a recommendation, nor an offer to purchase nor a solicitation of an offer to sell any Target Shares or any other securities. On the commencement date of the Offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the SEC by Parent and Purchaser, and a Solicitation/Recommendation Statement on Schedule 14D-9 will be filed with the SEC by the Target. The offer to purchase Target Shares will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE OFFER, AS THEY MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND SECURITY HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING

TENDERING THEIR TARGET SHARES, INCLUDING THE TERMS AND CONDITIONS OF THE TENDER OFFER. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the Information Agent for the Offer, which will be named in the tender offer statement. Investors may also obtain, at no charge, the documents filed or furnished to the SEC by the Target under the “Investor Relations” section of the Target’s website at www.scPharmaceuticals.com.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated August 24, 2025, by and among MannKind Corporation, Seacoast Merger Sub, Inc. and scPharmaceuticals Inc.

10.1	Form of Tender and Support Agreement.

10.2*	Amendment No.1 to the Loan Agreement, dated August 24, 2025, among MannKind Corporation, certain subsidiaries of MannKind Corporation, Wilmington Trust, National Association, Blackstone Alternative Credit Advisors LP and the lenders from time to time party thereto.

99.1	Press Release, dated August 25, 2025.

99.2	Investor Presentation, dated August 25, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain annexes, exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplemental copies of any of the omitted annexes and schedules upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 25, 2025

MANNKIND CORPORATION

By:	/s/ Michael E Castagna
Michael E. Castagna Chief Executive Officer